EXHIBIT 10.10


                            [E-LOAN, Inc. Letterhead]

Yahoo! Inc.
701 First Avenue
Sunnyvale, California 94089
Attn:  Chief Financial Officer


Ladies and Gentlemen:

         This will confirm that E-Loan, Inc. is in the process of preparing and filing a Form S-3 registration statement pursuant to the Securities Act of 1933 (the " Securities Act") with respect to the resale of shares issuable to Merrill Lynch Mortgage Capital, Inc. pursuant to the exercise of warrants under that certain Stock Purchase Warrant, dated June 14, 2002 (the "Warrant"). In an effort to facilitate an orderly trading market for our common stock, we agree to include in such registration 315,459 shares of our stock owned by you which you have recently acquired from Christian Larsen (the "Shares").
We will use our best efforts to effect the registration, qualification or compliance of the Shares under the Securities Act and under any other applicable federal law and any applicable securities or blue sky laws of jurisdictions within the United States; (ii) furnish you such number of copies of the prospectus contained in the registration statement filed under the Securities Act (including preliminary prospectus) in conformity with the requirements of the Securities Act, and such other documents as you may reasonably request in order to facilitate the disposition of the; and (iii) notify you at any time when a prospectus relating to the Shares covered by such registration statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus forming a part of such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and at the request of you prepare and furnish to you any reasonable number of copies of any supplement to or amendment of such prospectus as may be necessary so that, as thereafter delivered to purchasers of the stock, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. We also agree that you will be provided the same indemnification as is provided Merrill pursuant to section 4(d) of the Warrant. In connection with this registration you will be required to provide us certain information and reimburse us for your proportionate share of the registration statement filing fee. We anticipate that we will be filing this registration as soon as a pending registration statement (File No. 333-68834) is declared effective by the Securities and Exchange Commission. We will use our best efforts to file and cause the registration statement covering the Shares to become effective, but assume no financial responsibility for any delay in the registration becoming effective. Please acknowledge your acceptance of the foregoing by signing and returning the enclosed copy of this letter.

         This Agreement, and the rights and obligations of Yahoo! hereunder, may be assigned by Yahoo! to any transferee or assignee of the Shares, provided that such transfer or assignment involves transfer or assignment of all of the Shares. Except as otherwise expressly provided herein, the terms and conditions of this agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties hereto.

                                                     E-LOAN, INC.


                                                     Matthew Roberts
                                                     Chief Financial Officer

AGREED TO:

YAHOO! INC.

By_____________________
Title: ________________





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